UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 15, 2011
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 15, 2011, Sensient Technologies Corporation issued a press release disclosing that the executive employment contract of Kenneth P. Manning, the Company’s  Chairman of the Board and Chief Executive Officer, was amended and restated to extend his term of employment through December 31, 2013, and to express a mutual intention that following the term of his employment he will continue to serve as Chairman of the Board through December 31, 2015.  In addition, Mr. Manning, whose base salary will continue at a rate of $995,600 per annum, will assume the title of President and also the duties of chief operating officer previously assigned to Douglas S. Pepper, who has been offered another position at the Company.  Other information regarding Mr. Manning and his relationships with Sensient is contained in the Company’s proxy statement for its 2011 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 15, 2011.  Mr. Manning’s amended and restated executive employment contract is filed as Exhibit 10.1 and the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1	Amended and Restated Executive Employment Contract.
Exhibit 99.1	The following exhibit is furnished with this Current Report on Form 8-K: Sensient Technologies Corporation Press Release, Dated August 15, 2011, Regarding Extension of CEO’s Employment Contract.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION
(Registrant)

By:	/s/ John L. Hammond
Name:	John L. Hammond
Title:	Senior Vice President, General Counsel and Secretary

Date: August 15, 2011

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EXHIBIT INDEX

Exhibit 10.1	Amended and Restated Executive Employment Contract.
Exhibit 99.1	The following exhibit is furnished with this Current Report on Form 8-K: Sensient Technologies Corporation Press Release, Dated August 15, 2011, Regarding Extension of CEO’s Employment Contract.